UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported)     November  5,  2004
                                                            ------------------

                            THE STEAK N SHAKE COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)

               INDIANA                  000-08445             37-0684070
               -------                  ---------             ----------
         (State or other jurisdiction   (Commission          (IRS Employer
           of incorporation)             File Number)      Identification No.)

                     36 SOUTH PENNSYLVANIA STREET, SUITE 500
                           INDIANAPOLIS, INDIANA 46204
                           ---------------------------
              (Address of principal executive offices)  (Zip Code)

Registrant's  telephone  number,  including  area  code     (317)  633-4100
                                                            ---------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     On November 5, 2004, Steak n Shake Operations, Inc., a wholly owned subsidiary of the Registrant ("SNS Operations"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Kelley Restaurants, Inc. the Registrant's largest franchisee ("KRI"), and SNS Merger Corp, a wholly owned subsidiary of SNS Operations ("Subcorp"), pursuant to which Subcorp will merge with and into KRI, with KRI being the surviving company (the "Merger"). If the Merger is completed, KRI will become a wholly owned subsidiary of SNS Operations.

     Pursuant to the Merger Agreement, the shares of KRI common stock will be converted into the right to receive cash having an aggregate value of approximately $20.5 million at closing, subject to adjustment. The net value transferred at closing is anticipated to be approximately $17.5 million, which includes adjustments for debt repayment, working capital and other items. SNS Operations will deposit ten percent (10%) of the adjusted purchase price in escrow, which amount shall be held for up to 24 months from the closing of the transaction.

     The Merger Agreement includes various customary representations, warranties and covenants of the parties for transactions of this kind. The obligations of the parties to complete the Merger are subject to various closing conditions, including, without limitation, (i) the satisfactory completion of the Registrant's due diligence review of KRI, (ii) the final approval of the Registrant's Acquisition Committee, (iii) the approval of the Merger Agreement by the KRI stockholders, and (iv) the execution of employment agreements with certain officers of KRI.

     As indicated above, the consummation of the Merger is conditioned upon SNS Operations entering into employment agreements with Wayne Kelley and Steve McArthur, the President and Chief Financial Officer, respectively, of KRI. Mr. Kelley serves on the Board of Directors for both the Registrant and SNS Operations. Pursuant to his employment agreement, Mr. Kelley would remain a full-time employee of KRI for a period of two years and sixteen weeks after the date of the closing of the Merger. During this time, Mr. Kelley will receive an annual salary of $205,000 and shall be entitled to a bonus of $57,000 if he is still employed at the end of the employment period. Under his employment agreement, Mr. McArthur would remain a full-time employee of KRI for a period of two years. During this time Mr. McArthur will receive an annual salary of $121,500 per year and shall be entitled to a bonus of $13,500 per year if he is still employed at the end of each of the years in the employment period.

     The  proposed  merger  is  also  disclosed in the press release attached as
Exhibit 99.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM  2.02     RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

     On November 10, 2004, The Steak n Shake Company (the "Registrant") reported its results of operations for its fiscal year 2004 fourth quarter and full year results. The Registrant's earnings release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     The Registrant is furnishing the information contained in this report, including the Exhibits, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the "SEC"). This information shall not be deemed to be "filed" with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibits.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits

     99.1     Press  Release, dated November 10, 2004, issued by the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Dated:  November  10,  2004

                                   THE  STEAK  n  SHAKE  COMPANY


                                   By:_/s/ Jeffrey A. Blade_____________________
                                      Jeffrey A. Blade, Senior Vice President
                                      and Chief  Financial  Officer

Exhibit  99.1

THE STEAK N SHAKE COMPANY REPORTS FISCAL FOURTH QUARTER & FULL YEAR 2004 RESULTS

    FOURTH QUARTER SAME STORE SALES INCREASE 5.2%, FULL YEAR NET EARNINGS REACH
                             $1.00 PER DILUTED SHARE

                   COMPANY TO PURCHASE LARGEST FRANCHISE GROUP


     INDIANAPOLIS,  November  10,  2004 /PRNewswire -- The Steak n Shake Company
(NYSE:SNS) today announced its revenues and earnings for the fiscal fourth quarter and full year ended September 29, 2004.

Highlights  of  the  fourth  quarter  include:
----------------------------------------------

-     Total  revenues  increased  14.8%  to $144.8 million versus $126.1 million
- Same store sales for Company-owned restaurants rose 5.2% (excluding the impact of an additional week in fiscal 2004)
- Diluted earnings per share were $0.28 compared to $0.13 (prior year period included a $3.4 million charge, net of tax, or $0.13 per diluted share, for closing nine underperforming restaurants)

Highlights  of  the  full  year  include:
-----------------------------------------

-     Total  revenues  increased  10.9%  to $553.7 million versus $499.1 million
- Same store sales for Company-owned restaurants rose 7.7% (excluding the impact of an additional week in fiscal 2004)
- Diluted earnings per share were $1.00 compared to $0.77 (prior year period included a $3.4 million charge, net of tax, or $0.13 per diluted share, for closing nine underperforming restaurants)

FISCAL  FOURTH  QUARTER  2004  RESULTS
Total revenues for the fiscal fourth quarter 2004 grew 14.8% to $144.8 million compared to the same quarter last year. The fiscal fourth quarter 2004 included an additional week compared to the prior year. Same-store sales for Company-owned restaurants during the fiscal fourth quarter increased 5.2%, excluding the impact of the extra week.

Net earnings for the fiscal fourth quarter 2004 were $7.6 million, or $0.28 per diluted share, compared to $3.6 million, or $0.13 per diluted share, in the prior year period. The prior year period included a $3.4 million charge, net of taxes, for closing nine underperforming restaurants.

Peter Dunn, President and Chief Executive Officer commented, "We are pleased with the continued progress we achieved in the fourth quarter, which reflects the outstanding contributions of our entire team in a less than optimal operating environment."

FISCAL  2004  RESULTS
For the 53-week period ended September 29, 2004, total revenues increased 10.9% to $553.7 million, compared to $499.1 million in the prior year 52-week period. Same-store sales for Company-owned restaurants during fiscal 2004 increased 7.7%, exclusive of the additional operating week. Net earnings for fiscal 2004 were $27.7 million, or $1.00 per diluted share, compared to $20.9 million, or $0.77 per diluted share in fiscal 2003. As noted above, the prior year period included a $3.4 million charge, net of taxes, for closing nine underperforming restaurants. For the fiscal year, the Company opened 19 new restaurants, including three franchised units.

Mr. Dunn continued, "Over the last two years, our focus on the Virtuous Cycle has enabled us to lower manager and associate turnover, increase guest satisfaction, introduce successful new products, and generate strong same store sales gains. During fiscal year 2005 we will continue to focus on the fundamentals of the Virtuous Cycle while making critical investments in store level leadership and infrastructure. This will lead to accelerated store expansion, that should support sustained earnings growth over the long-term."

As of September 29, 2004, there were 425 Steak n Shake restaurants operating in 19 states, including 365 Company-owned restaurants and 60 franchised units. During the quarter, the Company opened eight new restaurants, primarily in Ohio, Indiana, Illinois and Texas.

ACQUISITION  OF  LARGEST  FRANCHISEE

On November 5, 2004, subsequent to the end of the 2004 fiscal fourth quarter, the Company entered into an agreement to merge Kelley Restaurants, Inc., its largest franchisee, into one of the Company's subsidiaries for a net consideration of approximately $17.5 million. Kelley Restaurants, Inc. operates 16 Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The transaction is subject to completion of due diligence, Kelley Restaurants, Inc. shareholder approval, and other contingencies. The transaction is expected to close by the end of December. The Company anticipates the acquisition will contribute diluted earnings per share in the range of $0.01 to $0.02 in fiscal 2005.

Mr. Dunn concluded, "Although we have not historically grown through acquisition, the opportunity to purchase this high performing franchisee group in two under-penetrated markets is consistent with our intent to continue expanding the Steak n Shake brand. Steak n Shake has a loyal customer following in Atlanta and Charlotte. We plan to build on the well-deserved reputation Kelley Restaurants, Inc. has cultivated for the brand and expand our presence in these two major markets."

2005  GUIDANCE
For the fiscal year 2005, the Company anticipates diluted earnings per share in the range of $1.08-$1.11, inclusive of the acquisition. Same store sales growth is expected to be between 2% - 3%. As previously announced, the Company anticipates opening 18-24 new Company-owned restaurants throughout fiscal year 2005.

INVESTOR  CONFERENCE  CALL  AND  WEBCAST
The Steak n Shake Company will broadcast its investor conference call live over the Internet at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time today, Wednesday, November 10, 2004. Hosting the call will be Peter Dunn, President and Chief Executive Officer, and Jeffrey A. Blade, Senior Vice President and Chief
Financial Officer. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.steaknshake.com or by dialing 1-877-297-4509.

ABOUT  STEAK  N  SHAKE
Steak n Shake is a full service, casual dining restaurant serving a core menu of its famous Steakburger sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and are open 24 hours a day, seven days a week.

This press release contains forward-looking information. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures, or other financial items, and assumptions underlying any of the foregoing. Forward-looking statements reflect management's current expectations regarding future events and use words such as "anticipate", "believe", "expect", "may", "will", and other similar terminology. These statements speak only as of the date they were made and involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. Several factors, many beyond our control, could cause actual results to differ significantly from our expectations, such as the following: effectiveness of operating initiatives; changes in economic conditions; effectiveness of advertising and marketing initiatives; harsh weather conditions, primarily in the first and second quarters; availability and cost of qualified restaurant personnel; changes in consumer tastes; changes in consumer behavior based on publicity or concerns relating to food safety or food-borne illnesses; effectiveness of our expansion plans; changes in minimum wage rates; changes in food commodity prices; completion of merger or acquisitions and successful integration of those transactions; and changes in applicable accounting policies and practices. The foregoing list of important factors is not intended to be all-inclusive as other general market, industry, economic, and political factors may also impact our operations. Readers are cautioned not to place undue reliance on our forward-looking statements, as we assume no obligation to update forward-looking statements. For further information, refer to the Company's Annual Report on Form 10-K for the year ended September 24, 2003.

Contact:  Jeffrey  A.  Blade
          Jeff.blade@steaknshake.com
          --------------------------
          www.steaknshake.com
          -------------------
          (317) 633-4100



                                              THE STEAK N SHAKE COMPANY
                                    CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (AMOUNTS IN $000'S, EXCEPT SHARE AND PER SHARE DATA)


                                                            THIRTEEN        TWELVE       FIFTY-THREE     FIFTY-TWO
                                                           WEEKS ENDED    WEEKS ENDED    WEEKS ENDED    WEEKS ENDED
                                                          -------------  -------------  -------------  -------------
                                                            9/29/2004      9/24/2003
                                                           (UNAUDITED)    (UNAUDITED)     9/29/2004      9/24/2003
--------------------------------------------------------  -------------  -------------  -------------  -------------
REVENUES
    Net sales. . . . . . . . . . . . . . . . . . . . . .  $    143,576   $    125,109   $    549,130   $    495,277
    Franchise fees . . . . . . . . . . . . . . . . . . .         1,226            999          4,562          3,827
                                                          -------------  -------------  -------------  -------------
                                                               144,802        126,108        553,692        499,104
                                                          -------------  -------------  -------------  -------------

COSTS AND EXPENSES
    Cost of sales. . . . . . . . . . . . . . . . . . . .        34,436         29,379        129,458        113,496
    Restaurant operating costs . . . . . . . . . . . . .        70,527         62,052        270,057        245,524
    General and administrative . . . . . . . . . . . . .        10,341          8,628         42,364         37,909
    Depreciation and amortization. . . . . . . . . . . .         6,077          5,799         24,710         24,170
    Marketing. . . . . . . . . . . . . . . . . . . . . .         6,339          4,721         23,106         18,856
    Interest . . . . . . . . . . . . . . . . . . . . . .         2,906          3,039         12,832         13,391
    Rent . . . . . . . . . . . . . . . . . . . . . . . .         2,226          2,001          8,912          8,309
    Provision for store closings . . . . . . . . . . . .             0          5,200           (394)         5,200
    Pre-opening costs. . . . . . . . . . . . . . . . . .           775            427          2,098          1,889
    Other income, net. . . . . . . . . . . . . . . . . .          (583)          (558)        (1,998)        (2,064)
                                                          -------------  -------------  -------------  -------------
                                                               133,044        120,688        511,145        466,680
                                                          -------------  -------------  -------------  -------------

EARNINGS BEFORE INCOME TAXES . . . . . . . . . . . . . .        11,758          5,420         42,547         32,424

INCOME TAXES . . . . . . . . . . . . . . . . . . . . . .         4,110          1,811         14,885         11,485
                                                          -------------  -------------  -------------  -------------


NET EARNINGS . . . . . . . . . . . . . . . . . . . . . .  $      7,648   $      3,609   $     27,662   $     20,939
                                                          =============  =============  =============  =============

NET EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
    Basic. . . . . . . . . . . . . . . . . . . . . . . .  $       0.28   $       0.13   $       1.01   $       0.78
    Diluted. . . . . . . . . . . . . . . . . . . . . . .  $       0.28   $       0.13   $       1.00   $       0.77

WEIGHTED AVERAGE SHARES
 AND EQUIVALENTS:
    Basic. . . . . . . . . . . . . . . . . . . . . . . .    27,481,743     27,052,774     27,385,447     27,010,024
    Diluted. . . . . . . . . . . . . . . . . . . . . . .    27,730,189     27,279,788     27,710,643     27,110,065


CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION


                                                             9/29/2004      9/24/2003
                                                          -------------  -------------
ASSETS
    Current assets . . . . . . . . . . . . . . . . . . .  $     45,400   $     39,256
    Property and equipment - net . . . . . . . . . . . .       382,868        364,600
    Other assets . . . . . . . . . . . . . . . . . . . .         5,195         10,780
                                                          -------------  -------------

    Total assets . . . . . . . . . . . . . . . . . . . .  $    433,463   $    414,636
                                                          =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities. . . . . . . . . . . . . . . . .  $     58,940   $     61,795
    Deferred income taxes and credits. . . . . . . . . .         3,407          2,898
    Obligations under capital leases . . . . . . . . . .       141,972        145,125
    Senior note. . . . . . . . . . . . . . . . . . . . .         9,429         16,203
    Shareholders' equity . . . . . . . . . . . . . . . .       219,715        188,615
                                                          -------------  -------------

    Total liabilities and shareholders' equity . . . . .  $    433,463   $    414,636
                                                          =============  =============
